Exhibit 99.1

Transactions in Company Class A Common Stock by Steven L. Williamson

		Amount of Shares	Approximate Price
Date	Security	Purchased	Per Share		Exercise Price
8/20/2007	Class A Common Stock	23,000	$1.40		$1.40
8/31/2007	Class A Common Stock Warrant	20,500	$-	(1)	$1.85	(2)
9/6/2007	Class A Common Stock	82,000	$1.83		$1.83
2/14/2008	Class A Common Stock	4,600	$1.42		$1.42
2/14/2008	Class A Common Stock	400	$1.45		$1.45
2/15/2008	Class A Common Stock	600	$1.45		$1.45
2/15/2008	Class A Common Stock	300	$1.46		$1.46
2/15/2008	Class A Common Stock	1,200	$1.47		$1.47
2/15/2008	Class A Common Stock	3,800	$1.48		$1.48
2/15/2008	Class A Common Stock	1,500	$1.50		$1.50
2/19/2008	Class A Common Stock	800	$1.46		$1.46
2/19/2008	Class A Common Stock	2,700	$1.47		$1.47
2/20/2008	Class A Common Stock	700	$1.50		$1.50
2/21/2008	Class A Common Stock	300	$1.49		$1.49
3/13/2008	Class A Common Stock	700	$1.41		$1.41
3/13/2008	Class A Common Stock	2,000	$1.43		$1.43
3/13/2008	Class A Common Stock	600	$1.40		$1.40
3/18/2008	Class A Common Stock	600	$1.31		$1.31
3/18/2008	Class A Common Stock	2,100	$1.33		$1.33
3/18/2008	Class A Common Stock	1,700	$1.29		$1.29
3/18/2008	Class A Common Stock	200	$1.28		$1.28
3/18/2008	Class A Common Stock	400	$1.30		$1.30
3/19/2008	Class A Common Stock	5,000	$1.30		$1.30
3/19/2008	Class A Common Stock	1,000	$1.31		$1.31
3/19/2008	Class A Common Stock	4,000	$1.32		$1.32
3/20/2008	Class A Common Stock	300	$1.49		$1.49
3/20/2008	Class A Common Stock	1,600	$1.29		$1.29
3/20/2008	Class A Common Stock	4,200	$1.30		$1.30

(1) Pursuant to the Subscription Agreement, the Reporting Person purchased Units consisting of (i) four (4) shares of Class A Common Stock (“Common Stock”) at a purchase price of $1.83 per share and (ii) one (1) warrant to purchase a share of Common Stock.

(2) Pursuant to the antidilution provisions contained within the Warrant and the terms and conditions of the Warrant Agreement Side Letter, the current exercise price is $1.83 per share of Common Stock and the number of shares issuable pursuant to the Class A Common Stock Warrant is 20,724